Exhibit 99.1

Media Contact:

Elliot Fox

W2O Group

212.257.6724

efox@w2ogroup.com

Investor Contact:

Mindy Lowe

Esperion Therapeutics, Inc.

734.887.3903

mlowe@esperion.com

Esperion Therapeutics Provides ETC-1002 Development Program Update; Reports Third Quarter 2015 Financial Results

Ann Arbor, Mich., — (Marketwired — November 5, 2015) — Esperion Therapeutics, Inc. (NASDAQ: ESPR), a pharmaceutical company focused on developing and commercializing first-in-class, oral, low-density lipoprotein cholesterol (LDL-C) lowering therapies for the treatment of patients with hypercholesterolemia, today provided ETC-1002 (bempedoic acid) development program updates and financial results for the third quarter ended September 30, 2015.

“Our team remains focused and eager to advance the ETC-1002 development program into Phase 3 before year-end with the launch of our long-term safety study,” said Tim M. Mayleben, president and chief executive officer of Esperion. “We look forward to providing an update on our full Phase 3 plans in the first half of 2016 as we continue to work with major global regulatory authorities and key opinion leaders on the potential worldwide approval of ETC-1002 for patients with hypercholesterolemia (elevated LDL-C levels), especially those patients with a history of statin intolerance.”

Development Program and Company Highlights

•                  July 28, 2015: Announced positive top-line results from the Phase 2 ETC-1002-014 clinical study in patients with both hypercholesterolemia and hypertension.

•                  July 30, 2015: Hosted Second Annual Investor Day in New York City.

•                  Early August: Held End-of-Phase 2 meeting with the FDA.

•                  Late September: Announced updates from the final End-of-Phase 2 meeting minutes.

Upcoming Milestones

•                  November 9, 2015: Two oral presentations at the American Heart Association (AHA) Scientific Sessions in Orlando FL:

•                  “Identification of a Tissue Specific Very Long Chain Acyl-CoA Synthetase Involved in the Inhibition of ATP-Citrate Lyase (ACL) by ETC-1002: A Novel Mechanism for Cholesterol Biosynthesis Inhibition in the Liver,” presented by Stephen Pinkosky, Sr. Scientist, Head of Translational Research, Esperion Therapeutics, at 11:45am in Room W303;

•                  “ETC-1002 Incrementally Lowers Low Density Lipoprotein Cholesterol in Patients with Hypercholesterolemia Receiving Stable Statin Therapy,” presented by Christie Ballantyne MD, Baylor College of Medicine, at 6:30pm in Room W205.

•                  November 10, 2015: Presentation and webcast of full results of the Phase 2b ETC-1002-009 clinical study and new data on ATP Citrate Lyase inhibition, the mechanism of action of LDL-C lowering for ETC-1002.

•                  December 2015:

•                  Initiation of the Phase 2 ETC-1002-035 clinical study evaluating ETC-1002 in combination with high-dose statins (HDS);

•                  Initiation of the Phase 3 ETC-1002-040 long-term safety study evaluating ETC-1002 compared to placebo in patients on background statin therapy.

•                  1H 2016:

•                  File Investigational New Drug Application (IND) for the fixed dose combination of ETC-1002 and ezetimibe;

•                  Announce Phase 3 worldwide development plans for ETC-1002.

•                  Mid-2016:

•                  Announce top-line results from the Phase 2 ETC-1002-035 clinical study evaluating ETC-1002 in combination with high-dose statins (HDS);

•                  Initiation of the Phase 3 efficacy study of ETC-1002 in patients with statin intolerance.

•                  2H 2016:

•                  Initiation of the Phase 3 cardiovascular outcomes study for ETC-1002.

2015 Third Quarter Financial Results

As of September 30, 2015, cash and cash equivalents and investment securities available-for-sale totaled $302.4 million compared with $141.6 million at December 31, 2014.

Research and development expenses were $7.2 million for the third quarter of 2015 and $21.8 million for the nine months ended September 30, 2015, compared to $7.2 million and $19.1 million for the comparable periods in 2014. The increase in research and development expenses was primarily related to the further clinical development of ETC-1002.

General and administrative expenses were $5.7 million for the third quarter of 2015 and $15.0 million for the nine months ended September 30, 2015, compared to $2.5 million and $7.7 million for the comparable periods in 2014. The increase in general and administrative expenses was primarily attributable to costs to support public company operations, increases in headcount, which includes increased stock-based compensation expense, and other costs to support Esperion’s growth.

Esperion had a net loss of $12.8 million for the third quarter of 2015 and $36.7 million for the nine months ended September 30, 2015, compared to $9.8 million and $26.9 million for the comparable periods in 2014.

Esperion had approximately 22.5 million shares of common stock outstanding, with an additional 2.9 million shares issuable upon exercise of stock options and warrants and vesting of restricted stock, and $4.7 million of debt outstanding as of September 30, 2015.

2015 Financial Outlook

Esperion expects that the net cash used to fund operating activities in 2015 will be approximately $42 million and that its cash and cash equivalents and investment securities available-for-sale will total approximately $290 million at December 31, 2015. The Company estimates that current cash resources are sufficient to fund the Company through at least the end of 2018 and the potential approval of ETC-1002.

Conference Call and Webcast Information

Esperion’s management team will not host a conference call to review financial results from the third quarter ended September 30, 2015. Esperion will hold a live webcast briefing on Tuesday, November 10, 2015 at 7:45 a.m. Eastern Time to provide full clinical results of the Phase 2b ETC-1002-009 study and new data on ATP Citrate Lyase inhibition, the mechanism of action for LDL-C lowering for ETC-1002. Please visit www.esperion.com for webcast access and dial-in details.

Esperion’s Commitment to Cardiometabolic Disease

Esperion is committed to improving the lives of patients with hypercholesterolemia by developing therapies to lower LDL-C. Esperion scientists discovered ETC-1002 and the LDL-C lowering therapy is in late stage development. Esperion plans to develop both ETC-1002 and a fixed dose combination of ETC-1002 and ezetimibe with a particular focus on patients with hypercholesterolemia who are considered intolerant of statin therapy. It is estimated that approximately 10% of patients who are prescribed statins, 3.5 million patients in the U.S., are considered statin intolerant.

About Esperion Therapeutics

Esperion Therapeutics, Inc. is a pharmaceutical company focused on developing and commercializing first-in-class, oral, LDL-C lowering therapies for the treatment of patients with hypercholesterolemia. ETC-1002 (bempedoic acid), the Company’s lead product candidate, is an inhibitor of ATP Citrate Lyase, a well-characterized enzyme on the cholesterol biosynthesis pathway. ETC-1002 inhibits cholesterol synthesis, decreases intracellular cholesterol, up-regulates LDL-receptors, and causes increased LDL-C clearance and reduced plasma levels of LDL-C. For more information, please visit www.esperion.com and follow us on Twitter at https://twitter.com/EsperionInc.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding the therapeutic potential of, and clinical development plan for, ETC-1002 and the fixed-dose combination of ETC-1002 and ezetimibe. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Esperion’s actual results to differ significantly from those projected, including, without limitation, the risk that FDA may require additional studies or data, including prior to approval that might cause approval to be delayed, that Esperion may need to change the design of its Phase 3 program, including upon feedback from regulatory authorities, that positive results from a clinical study of ETC-1002 and the fixed-dose combination of ETC-1002 and ezetimibe may not necessarily be predictive of the results of future clinical studies, particularly in different or larger patient populations, or in all statin doses, including high doses, or the risk that other unanticipated developments or data could interfere with the scope of development and commercialization of ETC-1002 and the fixed-dose combination of ETC-1002 and ezetimibe, as well as other risks detailed in Esperion’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

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Esperion Therapeutics, Inc.

Balance Sheet Data

(In thousands)

(Unaudited)

	September 30,	December 31,
	2015	2014
Cash and cash equivalents	$80,824	$85,038
Working capital	212,017	101,208
Investments	221,543	56,544
Total assets	306,394	143,276
Total long-term debt	3,084	4,231
Common stock	23	20
Accumulated deficit	(141,100)	(104,438)
Total stockholders’ equity	296,482	133,554

Esperion Therapeutics, Inc.

Statement of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating expenses:
Research and development	$7,247	$7,174	$21,846	$19,102
General and administrative	5,672	2,526	14,960	7,742
Total operating expenses	12,919	9,700	36,806	26,844
Loss from operations	(12,919)	(9,700)	(36,806)	(26,844)

Interest expense	(130)	(135)	(399)	(136)
Other income, net	248	29	543	62
Net loss	$(12,801)	$(9,806)	$(36,662)	$(26,918)
Net loss per common share (basic and diluted)	$(0.57)	$(0.64)	$(1.68)	$(1.75)
Weighted average shares outstanding (basic and diluted)	22,494,075	15,432,641	21,854,685	15,397,745